UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2008

CYBERSPACE VITA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405
Address of Principal Executive Offices
Zip Code

(310) 396-1691
Registrant’s Telephone Number, Including Area Code

74090 El Paseo Ste. 200, Palm Desert, CA 92260
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

Cyberspace Vita, Inc. (the “Company”) and Henry C. Casden, who is a record holder of 4,000,000 shares (the “Shares”) or approximately 80.8% of the Company’s issued and outstanding common stock (the “Seller”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”), dated as of April 15, 2008 and effective as of May 5, 2008, with Fountainhead Capital Management, Ltd. (the “Purchaser”), pursuant to which the Seller agreed to sell to the Purchaser the Shares for a purchase price in the aggregate amount of $400,000. The sale represents a change of control of the Company.

The Purchaser used its working capital to acquire the Shares. Prior to the close of the sale of Shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the transaction as a result of its stock ownership interest in the Company.

This brief description of the terms of the Stock Purchase Agreement is qualified by reference to the Stock Purchase Agreement which is attached to this current report on Form 8-K as Exhibit 10.1.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

See response to Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director.

On May 5, 2008, in connection with the closing of the Stock Purchase Agreement:

(a) Eleanor Yarbray resigned from (i) the board of directors, effective on the 10th day following the mailing to the stockholders of the Company of an information statement that complies with Rule 14f-1 of the Exchange Act and the filing of same with Securities and Exchange Commission and (ii) from the office of treasurer, chief financial officer and any and all offices held by her effective as of the later of (a) the closing of the transactions, or (b) the close of business on the date that the Company files its quarterly report on Form 10-QSB for the quarter ended March 31, 2008 that is signed by Ms. Yarbray as treasurer and chief financial officer and that contains Sections 302 and 906 certifications required by the Sarbanes-Oxley Act, as amended, signed by Ms. Yarbray as the treasurer and chief financial officer. The Company expects to file a Form 14f-1 on May 5, 2008.

(b) Henry C. Casden resigned from (i) the board of directors, effective on the 10th day following the mailing to the stockholders of the Company of an information statement that complies with Rule 14f-1 of the Exchange Act and the filing of same with Securities and Exchange Commission and (ii) from the office of president, chief executive officer, secretary and any and all offices held by him effective as of the later of (a) the closing of the transactions, or (b) the close of business on the date that the Company files its quarterly report on Form 10-QSB for the quarter ended March 31, 2008 that is signed by Mr. Casden as president, chief executive officer and secretary and that contains Sections 302 and 906 certifications required by the Sarbanes-Oxley Act, as amended, signed by Mr. Casden as the president, chief executive officer and secretary. The Company expects to file a Form 14f-1 on May 5, 2008.

There was no disagreement between the resigning directors and the Company at the time of their resignation.

Mr. Geoffrey Alison was appointed as President and Secretary of the Company effective on May 5, 2008 and he will automatically become the sole director of the Company effective upon the effective date of Mr. Casden and Ms. Yarbray’s resignation as directors from the Board of Directors of the Company that each hold in connection with the change of control transaction described in this Report.

Geoffrey Alison has been registered with the National Association of Securities Dealers since 1999 and has worked as a general securities principal for various securities firms including Stock USA, Inc. (January 1999 - October 2001) and Assent, LLC (November 2001 - August 2004). From September 2004 through the present date, Mr. Alison has been a registered general securities principal with ECHOtrade, a Philadelphia Exchange member firm, as a securities trader for his own capital and benefit. From July 2003 through January 2005, he served as Chief Financial Officer, Secretary and a director of Intrac, Inc. (OTCBB:ITRD); from January 2005 through January 2006, he served as President, Secretary and a director of Cape Coastal Trading Corporation (OTCBB:CCTR) and he has served as President, Treasurer, Secretary and a director of Travel Hunt Holdings, Inc. (OTCBB:TVHT)  since August 2007. In October, 2002, Mr. Alison co-created Greenvest Industries, Inc. which manufactures pet products under the brand name Happy Tails Pet Beds. Mr. Alison is currently President and CEO of Greenvest Industries, Inc.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number  Description

10.1	Stock Purchase Agreement, dated as of April 15, 2008 and effective on May 5, 2008, by and among Cyberspace Vita, Inc., Henry C. Casden and Fountainhead Capital Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2008

Cyberspace Vita, Inc.
/s/ Henry C. Casden
Henry C. Casden President

EXHIBIT INDEX

Number  Description

10.1	Stock Purchase Agreement, dated as of April 15, 2008 and effective on May 5, 2008, by and among Cyberspace Vita, Inc., Henry C. Casden and Fountainhead Capital Management Limited